Exhibit 10.1

AGREEMENT FOR PUBLIC SALE OF ASSETS OF FYRESTORM, INC.

BY

HORIZON TECHNOLOGY FUNDING COMPANY LLC

AND

SAND HILL VENTURE DEBT III, LLC

TO

EXAR CORPORATION

JANUARY 31, 2008

Schedules and Exhibits

Schedules
Schedule 1.1(a)(i)	Patents and Patent Applications
Schedule 1.1(a)(ii)	Trademarks and Trademark Applications
Schedule 1.1(a)(iii)	Registered Copyrights
Schedule 1.1(a)(vi)	Licenses, Sublicenses, and Other Agreements or Permissions
Schedule 1.1(c)	Fixed Assets
Schedule 1.1(d)	Assigned Contracts
Schedule 1.1(f)	Other Contracts
Schedule 1.2(a)	Excluded Assets
Schedule 1.2(b)	Excluded Accounts Receivable
Schedule 1.2(c)	Excluded Assets Subject to Equipment Leases
Schedule 1.3(c)	Wire Instructions
Schedule 3.1.2(iii)	Superior Interests

Exhibits
Exhibit A	Loan Agreement
Exhibit 1.5(i)	Secured Party Bill of Sale
Exhibit 1.5(ii)	Assignment of Patents
Exhibit 1.5(iii)	Assignment of Trademarks

AGREEMENT FOR PUBLIC SALE OF ASSETS

This Agreement for Public Sale of Assets (the “Agreement”) is made by and between Horizon Technology Funding Company LLC, a Delaware limited liability company (“Horizon”), and Sand Hill Venture Debt III, LLC, a Delaware limited liability company (“Sand Hill” and, together with Horizon, the “Lenders”) as the sellers, and Exar Corporation, a Delaware corporation (the “Buyer”) as the buyer, is entered into as of January 31, 2008.

RECITALS

WHEREAS, FyreStorm, Inc. (a/k/a Fyre Storm, Inc.), a Delaware corporation (the “Debtor”), with its principal place of business located at 255 San Geronimo Way, Sunnyvale, CA, 95085, is indebted to the Lenders pursuant to the terms of a Venture Loan and Security Agreement between the Lenders and the Debtor dated as of August 18, 2006 (as amended, modified, or supplemented from time to time to the date hereof, including those associated or incorporated documents such as security agreements or notes attached collectively as Exhibit A hereto, the “Loan Agreement”);

WHEREAS, the Lenders hold security interests in substantially all of the Debtor’s property and assets (as defined in the Loan Agreement, the “Collateral”), which security interests have been duly and properly perfected by the filing of UCC financing statements with the office of the Delaware Secretary of State;

WHEREAS, an Event of Default has occurred under the Loan Agreement and the Lenders have accelerated the maturity of the indebtedness of the Debtor to the Lenders under the Loan Agreement (the “Indebtedness”), and based on the foregoing the Lenders are entitled to exercise their remedies under the Loan Agreement and applicable law, including the Uniform Commercial Code as presently enacted in the State of California (including, to the extent applicable to the transactions contemplated herein, the Uniform Commercial Code as enacted in any other state, the “Code”; terms used herein and defined in Section 9101 of the Code shall have the meanings ascribed to such terms therein);

WHEREAS, the Lenders have determined to conduct a public disposition of all or part of the Collateral by and through a public sale, with the proceeds of such sale to be applied as required by this Agreement and the Code, and the Buyer wishes to bid at such sale to purchase such assets from the Lenders, all pursuant to the terms of this Agreement, the Code and any other applicable law;

NOW THEREFORE, in consideration of the foregoing and of the following covenants, the sufficiency of which are hereby acknowledged, the Lenders and the Buyer hereby agree as follows:

1. Public Sale of Purchased Assets

1.1. Public Sale of Purchased Assets. Pursuant to the Lenders’ rights and remedies under the Loan Agreement and other applicable law, including Sections 9601 through 9629 of the Code, but subject to the Buyer being the highest qualified bidder at the Public Sale (as defined below) the Lenders hereby agree to transfer and sell to Buyer all right, title and interest of the Debtor and the Lenders in and to all Collateral (the “Purchased Assets”), including without limitation the following assets of every kind and description, wherever located, tangible or intangible:

(a) (i) All patents and patent applications, including without limitation those listed on Schedule 1.1(a)(i) hereto, any continuation, divisional, continuations-in-part, reissues, extensions, re-examinations or substitutions relating thereto, and any foreign applications based in whole thereon or claiming the benefit thereof; and any United States or foreign patents issued on any of the foregoing, all file histories and physical and electronic documentation, including, without limitation, all invention disclosures, prosecution papers, notes, drawings, reports, flow charts, instructions, manuals, notebooks, and memoranda, that directly relate to such patents or patent applications; (ii) all trademarks and trademark applications, including without limitation those listed on Schedule 1.1(a)(ii) hereto, and all file histories and documentation, including, without limitation, all trademark search results, clearance studies and watch notices that relate to such trademarks and trademark applications, and all goodwill associated with any of the foregoing; (iii) all copyrights and copyrightable materials, whether registered or unregistered, including without limitation those registered copyrights listed on Schedule 1.1(a)(iii) hereto; (iv) computer software programs, including, without limitation, all source codes, object codes and material documentation related thereto; (v) all know-how, processes, trade secrets, inventions, proprietary data, designs, research, processes, procedures, techniques, methods, recipes, research and development data and records, and product prototypes, samples and works in progress relating to data, mask works, inventions, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) related to products and services, in each case whether previously or currently offered or under development by the Debtor; (vi) to the extent assignable, licenses, sublicenses, and other agreements or permissions under which the Debtor is a licensee or otherwise is authorized to use or practice any rights relating to any of the foregoing types of property, including without limitation those licenses, agreements and other agreements or permissions listed on Schedule 1.1(a)(vi) hereto; and (vii) all books and records, in whatever form, of or relating to any of the foregoing (all of the foregoing (i) through (vii) shall be referred to collectively herein as the “Intellectual Property”);

(b) All of the Debtor’s rights, credits, judgments, choses in action, rights of set-off and any and all other claims of every type and nature of, for or arising from or relating to past, present or future infringement or claims for royalties, and any and all other rights to enforce or protect any rights constituting or relating to any Intellectual Property or to any injury to the goodwill associated with any trademark constituting Intellectual Property;

(c) All tangible assets of the Debtor (the “Fixed Assets”), including those listed on Schedule 1.1(c) hereto;

(d) To the extent assignable, all contracts and leases to which the Debtor is a party, including without limitation those contracts listed on Schedule 1.1(d) hereto (the “Assigned Contracts”) and any and all rights to enforce or benefit from any contract to which the Debtor is not a party;

(e) All rights and benefits, including royalty streams, under license agreements and other contracts arising from or related to any Intellectual Property;

(f) To the extent transferable by applicable law, (i) all rights under any contract under which the counterparty or counterparties agree or have agreed not to compete with the operations or property of the Debtor, agree or have agreed to keep confidential information regarding the Debtor, any assets (including Intellectual Property) of the Debtor, or agree or have agreed to cooperate in the prosecution or protection of any Intellectual Property, without regard to whether any such contract would otherwise be an Excluded Asset, and (ii) all similar rights arising other than under contract, including in each case and without limitation those contracts and rights described on Schedule 1.1(f) hereto;

(g) Copies of all general, non-personnel and non-accounting books, records and files, including distribution and mailing lists, product reports, plans and advertising materials, catalogues, billing records, sales and promotional literature and manuals (“Books and Records”), provided that the Debtor shall be permitted to keep originals or copies of all Books and Records as are reasonably necessary for the Debtor to fulfill its fiduciary and administrative duties, including, without limitation, tax preparation, claims reconciliation, and the winding up of its affairs (the “Excluded Books and Records”), provided further that, notwithstanding any retention of any Excluded Books and Records, the Debtor shall not have or retain any proprietary interest in any Intellectual Property nor any Excluded Books and Records of or pertaining to any Intellectual Property; and

(h) To the extent not described above or listed as Excluded Assets (as defined below), all other Collateral.

1.2. Excluded Assets. The following assets of the Debtor shall be excluded from the Purchased Assets to be sold to the Buyer hereunder (the “Excluded Assets”):

(a) Any Collateral that would otherwise constitute a Purchased Asset that is listed on Schedule 1.2(a) by the Buyer on or prior to the Closing. The Lenders acknowledge and agree that the Buyer shall have the right, in its absolute discretion and at any point prior to the Closing, to list on and add to Schedule 1.2(a) any Collateral that would otherwise be a Purchased Asset;

(b) The accounts receivable listed on Schedule 1.2(b);

(c) Any equipment or other property leased to the Debtor by a third party, including the equipment subject to the equipment leases listed on Schedule 1.2(c) hereto; and

(d) One laptop computer, three servers, and related equipment as are reasonably necessary to properly preserve the Excluded Books and Records.

1.3. Public Sale; Deposit.

(a) In accordance with their rights and duties under the Code, the Lenders shall commence a disposition of the Purchased Assets, as a single indivisible lot, pursuant to a public sale to be conducted in accordance with Section 9610 and other applicable Sections of the Code (the “Public Sale”). Any third party or professional implementing the Public Sale shall be retained and compensated solely by the Lenders.

(b) Provided the Public Sale occurs on or after February 4, 2008 and on or before February 15, 2008, and upon the satisfaction of the conditions set forth herein, the Buyer agrees that it shall place an opening bid at the Public Sale in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) (the “Minimum Bid”).

(c) The Lenders shall also require a minimum overbid of $100,000 for any competing bidder to be qualified to participate in the Public Sale.

1.4. Closing; Purchase Price. Subject in each case to the Buyer being the highest qualified bidder at the Public Sale, and to the satisfaction or waiver of all other conditions to the closing or effectiveness of this Agreement set forth herein or imposed by the Code, then:

(a) The closing (the “Closing”) of the sale and transfer of the Purchased Assets to the Buyer shall occur immediately following the conclusion of the Public Sale, at the offices of Ropes & Gray LLP, 525 University Avenue, Suite 300, Palo Alto, CA 94301-1917, or at such time and place as may be agreed upon between the Buyer and the Lenders. The time and date on which the Closing is actually held are sometimes referred to herein as the “Closing Date.”

(b) The “Purchase Price” to be paid for the Purchased Assets shall be the amount of the highest qualified bid placed by the Buyer at the Public Sale. The Purchase Price shall be paid to the Lenders by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 1.4, provided that, at the request of Buyer or Lenders, a portion of the Purchase Price in an amount set forth in a pay off letter from Silicon Valley Bank may be sent by wire transfer directly to Silicon Valley Bank in satisfaction of the Superior Interest (as defined below).

1.5. Lenders’ Deliveries at Closing. On the Closing Date in consideration for payment to the Lenders of the Purchase Price, the Lenders shall deliver to or arrange for the delivery to the Buyer or its designee at such location as the Buyer reasonably directs (i) a Secured Party Bill of Sale executed by the Lenders in the form set forth in Exhibit 1.5(i) hereto (“Bill of Sale”); (ii) an Assignment of Patents in the form set forth in Exhibit 1.5(ii) hereto, executed by the Lenders and duly notarized; (iii) an Assignment of

Trademarks in the form set forth in Exhibit 1.5(iii) hereto, executed by the Lenders and duly notarized; and (iv) such other instruments of conveyance and assignment as the parties shall deem reasonably necessary to vest in the Buyer all right, title and interest in and to the Purchased Assets.

1.6. Buyer’s Deliveries at Closing. On the Closing Date, the Buyer shall deliver to the Lenders the Purchase Price (as adjusted for the Deposit), and the Buyer or its designee shall execute and deliver the Bill of Sale.

1.7. Further Assurances. Each of the Lenders, for itself and its respective successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, without further consideration but at no additional cost or liability to such Lender, it will execute and deliver to the Buyer such further instruments of sale, conveyance, assignment, and transfer, and take such other commercially reasonable action, all upon the reasonable request of the Buyer, in order to more effectively sell, convey, grant, assign, transfer and deliver all or any portion of the Purchased Assets to the Buyer, and to assure and confirm to any other person the ownership of the Purchased Assets by the Buyer, and to permit the Buyer to exercise any of the franchises, rights, licenses, or privileges intended to be sold, conveyed, assigned, transferred, and delivered by the Lenders to the Buyer. The Lenders shall request that the Debtor execute the acknowledgements and consents attached to the Assignment of Patents and the Assignment of Trademarks. Each of the Lenders and the Buyer acknowledge and agree that neither the Debtor’s consent hereto nor the execution of such documents is required to consummate the transactions contemplated by this Agreement.

1.8. Foreclosure Sale Under Article 9 of the Code. The sale and transfer of the Purchased Assets to the Buyer at Closing are and shall be made pursuant to Section 9610 of the Code; the sale provided herein shall constitute a “disposition” under the Code pursuant to a public sale; and the Buyer will constitute and have the rights of a “transferee” under the Code, including, without limitation, the provisions of Section 9617 of the Code. The Bill of Sale is intended to and shall constitute a “transfer statement” pursuant to Section 9619 of the Code.

1.9. No Successor Liability. For the avoidance of doubt, the Buyer shall not assume, and shall have no responsibility for, any liabilities of the Debtor or the Lenders, as a successor in interest or otherwise, nor any liabilities of or relating to the Purchased Assets arising from or relating to periods of time prior to the Closing Date, including, without limitation:

1.9.1. Any obligation of the Debtor to any employee or consultant of the Debtor; any liability with respect to or arising from any “employee benefit plan” of the Debtor (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or other arrangement providing compensation or benefits to employees or consultants;

1.9.2. Liabilities under any warranty or guaranty obligation of the Debtor arising from or relating to any acts or transactions prior to the Closing;

1.9.3. Liabilities arising at any time under any contract other than the Assigned Contracts;

1.9.4. Liabilities in respect of notes payable of the Debtor, indebtedness of the Debtor under credit facilities, or accounts payable of the Debtor;

1.9.5. Liabilities of the Debtor for customer rebates or other promotional allowances; and/or

1.9.6. Liabilities of the Debtor relating to taxes of any nature.

1.10. Tangible Assets. The Buyer or its designee shall be responsible for arranging for the removal of any Fixed Assets and any required consents of landlords or others. The Lenders shall have no responsibility to provide access to any Fixed Assets not in the Lenders’ possession.

2. Conditions Precedent

2.1. Lenders’ Conditions Precedent. The Lenders’ obligations to close the sale of the Purchased Assets under this Agreement are conditioned upon the following:

2.1.1. Indebtedness Outstanding. The Indebtedness owed by the Debtor to the Lenders shall be unpaid immediately prior to the date of Closing.

2.1.2. No Litigation. No action or proceeding before a court or any other governmental agency or body (including, without limitation, any voluntary or involuntary bankruptcy action or proceeding by or against the Debtor) shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Lenders in their sole discretion.

2.1.3. Representations and Warranties; Performance of Obligations. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as though made at and as of the Closing and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Buyer at or before the Closing shall have been complied with, performed and satisfied in all material respects.

2.1.4. Compliance with Uniform Commercial Code. All requirements of Sections 9601 through 9629 of the Code shall have been complied with or waived to the reasonable satisfaction of the Lenders.

2.1.5. Highest Bid. The Buyer has submitted a bid at the Public Sale at least equal to the Minimum Bid and at the conclusion of the Public Sale is the highest qualified bidder for the Purchased Assets.

2.2. Buyer’s Conditions Precedent. The Buyer’s obligation to close the sale of the Purchased Assets under this Agreement is conditioned upon the following:

2.2.1. Silicon Valley Bank. The Buyer shall be satisfied that the liens of Silicon Valley Bank on the Purchased Assets, and the claims supporting such liens, shall have been released and satisfied prior to or contemporaneously with the Closing, by the Lenders, from the proceeds of the Public Sale.

2.2.2. No Litigation. No action or proceeding before a court or any other governmental agency or body (including without limitation any voluntary or involuntary bankruptcy action or proceeding by or against the Debtor) shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Buyer in its sole discretion.

2.2.3. Representations and Warranties; Performance of Obligations. All representations and warranties of the Lenders contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Lenders at or before the Closing Date shall have been complied with, performed and satisfied in all material respects.

2.2.4. Compliance with Uniform Commercial Code. All requirements of Sections 9601 through 9629 of the Code shall have been complied with or waived to the reasonable satisfaction of the Buyer.

3. Representations and Warranties.

3.1. Representation and Warranties of the Lenders. Each of the Lenders hereby represents and warrants to the Buyer as follows:

3.1.1. Organization and Authorization. (i) Such Lender is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby, (ii) the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action of such Lender, and (iii) this Agreement is a valid, binding obligation of such Lender, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

3.1.2. Security Interest. Each Lender has a valid and enforceable, fully perfected security interest in the Purchased Assets, (ii) such security interest is fully and validly perfected to the extent that a security interest in the Purchased Assets can be perfected by filing a financing statement under the Code (other than with respect to commercial tort claims), and (iii) except as noted specifically on Schedule 3.1.2(iii), such security interest is first priority and not subordinate to any other liens, claims or interests in the Purchased Assets (each interest listed on Schedule 3.1.2(iii), a “Superior Interest”).

3.1.3. Default under Loan Agreement. The Debtor is in default under the Loan Agreement and as a result such Lender has the present right to foreclose on and dispose of the Purchased Assets pursuant to the Loan Agreement and Section 9610 and other applicable provisions of the Code.

3.1.4. Title. (a) To the Lenders’ knowledge, between January 9, 2008 and the date of Closing, neither the Lenders, the Debtor nor any of their respective affiliates, agents or representatives has sold, transferred or assigned, or agreed to sell, transfer or assign, all or any material portion of the Purchased Assets (including for clarity any interest in any Intellectual Property, including a license) to any person or entity other than the Buyer; and (b) as of the Closing Date, the Buyer shall acquire title and ownership in all the Debtor’s right, title and interest in and to the Purchased Assets, to the extent a security interest in the Purchased Assets can be perfected by filing a financing statement under the Code (other than with respect to commercial tort claims and non-assignable contracts), free and clear of (i) any interests of the Debtor, (ii) any interest of the Lenders, (iii) any subordinate security interest or other subordinate lien, and (iv) the Superior Interests, which Superior Interests shall be paid in full from the proceeds of the Public Sale prior to application to the Indebtedness.

3.1.5. Notices Given. The Lenders have provided all appropriate notices which are required in connection with a disposition of the Purchased Assets by public sale under Section 9610, and have otherwise complied with all applicable provisions of the Code.

3.1.6. Litigation. To the knowledge of the Lenders, there are no pending lawsuits or actions filed against the Debtor alleging that any Intellectual Property infringes the intellectual property rights of any third party.

3.1.7. Brokers and Finders. The Lenders have not engaged any broker or finder in connection with the transactions contemplated by this Agreement. The Lenders intend to engage Paul Saperstein & Co. (the “Auctioneer”) to conduct the Public Sale and shall pay the Auctioneer’s fees and costs.

3.2. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Lenders as follows:

3.2.1. Organization and Authorization. (i) the Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby; (ii) the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action of the Buyer; and (iii) this Agreement is a valid, binding obligation of the Buyer, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

3.2.2. Brokers and Finders. The Buyer has not engaged any broker or finder in connection with the transactions contemplated by this Agreement.

3.3. Disclaimer. Except as expressly set forth in Section 3.1, the (a) Purchased Assets are being sold “as is and where is” and the Lenders make no, and hereby disclaim any, representation or warranty to the Buyer with respect to the Purchased Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability or fitness for a particular purpose, and (b) there is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition. Without limiting the generality of the foregoing, the Lenders make no representation or warranty, express or implied, as to the validity or utility of the Purchased Assets, the status of any issued patents or registered trademarks or any applications for patents or trademarks, whether transfer documentation executed by the Lenders is sufficient to transfer title to Intellectual Property registered in foreign jurisdictions, whether the Intellectual Property or any use thereof infringes on the rights of others, whether any intent-to-use trademark applications are assignable, or whether any license agreements and other contracts are assignable. Further, there is no warranty as to the existence, location or condition of any tangible assets listed on Schedule 1.1(d).

3.4. Survival of Representations and Warranties; Limitation of Liability. All representations and warranties contained in this Agreement shall expire on the one year anniversary of the Public Sale. In respect of any breach of this Agreement by the Lenders, or either of them, the Lenders’ liability shall be limited to the Purchase Price.

3.5. In respect of any breach of this Agreement by the Buyer, the Buyer’s liability shall be limited to Seventy Five Thousand Dollars ($75,000).

4. Notices. Any notice or communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such party below (or to such other address or fax number as such party shall have specified in a written notice given to the other parties hereto):

If to the Lenders:	Horizon Technology Funding Company LLC
76 Batterson Park Road
Farmington, CT 06032
Attn: Legal Department
Phone: (860) 676-8654
Fax: (860) 676-8655

and

Sand Hill Venture Debt III, LLC
c/o Sand Hill Capital
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA 94025
Attn: Franklin Loffer
Phone: (650) 926-7013
Fax: (650) 234-7223

With a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: James M. Wilton
Phone: (617) 951-7474
Fax: (617) 235-0398

If to Buyer to:	Exar Corporation
48720 Kato Road
Fremont, CA 94538
Attn: General Counsel
Phone: (510) 668-7000
Fax: (510) 668-7002

With a copy to:	O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attn: Steve Sonne
Phone: (650) 473-2647
Fax: (650) 473-2601

5. Confidentiality, etc. The Buyer agrees to comply with all of its obligations pursuant to confidentiality agreements entered into between the Buyer and the Debtor.

6. Miscellaneous.

6.1. Governing Law. This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of laws provisions thereof.

6.2. Expenses. Each party to this Agreement shall be responsible for its expenses incurred in connection with this Agreement and the transactions contemplated hereby.

6.3. Entire Agreement; Third Party Beneficiaries. This Agreement, including all exhibits and schedules attached hereto, constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies.

6.4. No Liability of Officers and Directors. The parties hereto acknowledge that the individuals executing this Agreement on behalf of the Lenders and the Buyer do so on behalf of such entities and not in their individual capacities. As such, no officer, director, employee or agent of the Lenders or the Buyer shall have any liability hereunder.

6.5. Alternative Dispute Resolution.

6.5.1. The Buyer and the Lenders agree to use reasonable efforts to resolve between themselves any dispute they have with respect to the matters covered hereby or any agreement or document delivered pursuant hereto or thereto, including any amendments hereof and thereof.

6.5.2. Except for disputes with respect to issues of validity or infringement of any intellectual property rights which must be submitted to a court of competent jurisdiction, to the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually-acceptable mediator to be chosen by the Buyer and the Lenders within forty-five (45) days after written notice by one of the parties is delivered to the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator; however, either party may request a postponement of the mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt to resolve their dispute by some other form of alternate dispute resolution (“ADR”) in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial.

6.5.3. Any such dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within three (3) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 6.5.3 will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

6.5.4. Each of the Buyer and the Lenders shall bear its own costs of mediation or ADR, but the Buyer and the Lenders agree to share the costs of the mediator or ADR provider equally. The Lenders’ costs of mediation or ADR and its share of the costs of the mediator or ADR provider shall be paid by the Debtor and shall constitute Indebtedness.

6.6. Sales and Transfer Taxes. As between the parties hereto, the Lenders shall pay any and all sales, use, transfer or similar taxes arising from the transactions contemplated by this Agreement for which Buyer may be liable or which could result in a lien on the

Purchased Assets. The Buyer shall be responsible for any transfer or other filing fees, and other costs, if any, payable in connection with recording the sale or transfer of the Purchased Assets and title thereto.

6.7. Counterparts. This Agreement may be executed and delivered in two or more counterparts, in original or by email or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date first written above.

LENDERS: HORIZON TECHNOLOGY FUNDING COMPANY LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr. Title: Managing Member

SAND HILL VENTURE DEBT III, LLC

By:	/s/ Christopher Barber
Name: Christopher Barber Title: Managing Member

BUYER: EXAR CORPORATION

By:	/s/ John McFarlane
Name: John McFarlane Title: Interim Chief Executive Officer

EXHIBIT 1.6(i)

SECURED PARTY BILL OF SALE AND TRANSFER STATEMENT

KNOW ALL MEN BY THESE PRESENTS that Horizon Technology Funding Company LLC, a Delaware limited liability company (“Horizon”) and Sand Hill Venture Debt III, LLC, a Delaware limited liability company (“Sand Hill” and, together with Horizon, the “Lenders”), for good and sufficient consideration paid by Exar Corporation, a Delaware corporation (the “Buyer”), receipt of which consideration is hereby acknowledged, does sell, assign and convey unto the Buyer and its successors and assigns, pursuant to Sections 9610, 9617 and other applicable sections of the Uniform Commercial Code as presently enacted in the State of California (including, to the extent applicable, the Uniform Commercial Code as enacted in any other state, the “Code”) all right, title and interest of the Lenders and of FyreStorm, Inc., a Delaware corporation (the “Debtor”), in and to all the assets which are described in the attached Schedule A (the “Purchased Assets”), by and pursuant to that certain Agreement for Public Sale of Purchased Assets of FyreStorm, Inc. dated as of January 31, 2008 by and between the Lenders and the Buyer (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

This document shall constitute a “transfer statement,” as such term is defined and used in Section 9619 of the Code. Solely for purposes of any official filing, recording, registration, or certificate-of-title system covering the Purchased Assets, the Lenders state as follows: (a) the Debtor has defaulted in connection with an obligation to the Lenders secured by the Purchased Assets, (b) the Lenders have exercised their postdefault remedies with respect to the Purchased Assets, (c) by reason of such exercise, the Buyer has acquired the rights of the Debtor in the Purchased Assets, and (d) the legal name and mailing address of the Lenders, as secured parties, the Debtor, as the obligor under the secured obligations, and the Buyer, are as follows:

Lenders:	Horizon Technology Funding Company LLC
76 Batterson Park Road
Farmington, CT 06032
Attn: Legal Department

and

Sand Hill Venture Debt III, LLC
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA 94025
Attn: Franklin Loffer

Debtor:	FyreStorm, Inc.
255 San Geronimo Way
Sunnyvale, CA 94085
Attn: Vince McCord

Buyer:	Exar Corporation
48720 Kato Road
Fremont, CA 94538
Attn: Tom Melendez

Except for the representations and warranties set forth in Section 3.1 of the Purchase Agreement, which representations and warranties are expressly incorporated herein by reference, (a) the Purchased Assets are being sold “as is and where is” and the Lenders make no, and hereby disclaim any, representation or warranty to the Buyer with respect to the Purchased Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability or fitness for a particular purpose, and (b) there is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition. Without limiting the generality of the foregoing, the Lenders make no representation or warranty, express or implied, as to the validity or utility of the Purchased Assets, the status of any issued patents or registered trademarks or any applications for patents or trademarks, whether transfer documentation executed by the Lenders and the Buyer is sufficient to transfer title to Intellectual Property registered in foreign jurisdictions, whether the Intellectual Property or any use thereof infringes on the rights of others, whether any intent-to-use trademark applications are assignable, or whether any license agreements and other contracts are assignable. Further, there is no warranty as to the existence, location or condition of any tangible assets constituting Fixed Assets.

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IN WITNESS WHEREOF, the parties hereto have executed this document as a sealed instrument by their duly authorized officers on the date set forth below.

Dated: February         , 2008

LENDERS: HORIZON TECHNOLOGY FUNDING COMPANY LLC

By:
Name: Robert D. Pomeroy, Jr. Title: Managing Member

SAND HILL VENTURE DEBT III, LLC

By:
Name: Christopher Barber Title: Managing Member

BUYER: EXAR CORPORATION

By:
Name: John McFarlane Title: Interim Chief Executive Officer

Schedule A to the Secured Party Bill of Sale

Assets

All right, title and interest of the Debtor and the Lenders in and to all Collateral (the “Purchased Assets”), including without limitation the following assets of every kind and description, wherever located, tangible or intangible:

(a) (i) All patents and patent applications, including without limitation those listed on Schedule 1.1(a)(i) hereto, any continuation, divisional, continuations-in-part, reissues, extensions, re-examinations or substitutions relating thereto, and any foreign applications based in whole thereon or claiming the benefit thereof; and any United States or foreign patents issued on any of the foregoing, all file histories and physical and electronic documentation, including, without limitation, all invention disclosures, prosecution papers, notes, drawings, reports, flow charts, instructions, manuals, notebooks, and memoranda, that directly relate to such patents or patent applications; (ii) all trademarks and trademark applications, including without limitation those listed on Schedule 1.1(a)(ii) hereto, and all file histories and documentation, including, without limitation, all trademark search results, clearance studies and watch notices that relate to such trademarks and trademark applications, and all goodwill associated with any of the foregoing; (iii) all copyrights and copyrightable materials, whether registered or unregistered, including without limitation those registered copyrights listed on Schedule 1.1(a)(iii) hereto; (iv) computer software programs, including, without limitation, all source codes, object codes and material documentation related thereto; (v) all know-how, processes, trade secrets, inventions, proprietary data, designs, research, processes, procedures, techniques, methods, recipes, research and development data and records, and product prototypes, samples and works in progress relating to data, mask works, inventions, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) related to products and services, in each case whether previously or currently offered or under development by the Debtor; (vi) to the extent assignable, licenses, sublicenses, and other agreements or permissions under which the Debtor is a licensee or otherwise is authorized to use or practice any rights relating to any of the foregoing types of property, including without limitation those licenses, agreements and other agreements or permissions listed on Schedule 1.1(a)(vi) hereto; and (vii) all books and records, in whatever form, of or relating to any of the foregoing (all of the foregoing (i) through (vii) shall be referred to collectively herein as the “Intellectual Property”);

(b) All of the Debtor’s rights, credits, judgments, choses in action, rights of set-off and any and all other claims of every type and nature of, for or arising from or relating to past, present or future infringement or claims for royalties, and any and all other rights to enforce or protect any rights constituting or relating to any Intellectual Property or to any injury to the goodwill associated with any trademark constituting Intellectual Property;

(c) All tangible assets of the Debtor (the “Fixed Assets”), including those listed on Schedule 1.1(c) hereto;

(d) To the extent assignable, all contracts and leases to which the Debtor is a party, including without limitation those contracts listed on Schedule 1.1(d) hereto (the “Assigned Contracts”) and any and all rights to enforce or benefit from any contract to which the Debtor is not a party;

(e) All rights and benefits, including royalty streams, under license agreements and other contracts arising from or related to any Intellectual Property;

(f) To the extent transferable by applicable law, (i) all rights under any contract under which the counterparty or counterparties agree or have agreed not to compete with the operations or property of the Debtor, agree or have agreed to keep confidential information regarding the Debtor, any assets (including Intellectual Property) of the Debtor, or agree or have agreed to cooperate in the prosecution or protection of any Intellectual Property, without regard to whether any such contract would otherwise be an Excluded Asset, and (ii) all similar rights arising other than under contract, including in each case and without limitation those contracts and rights described on Schedule 1.1(f) hereto;

(g) Copies of all general, non-personnel and non-accounting books, records and files, including distribution and mailing lists, product reports, plans and advertising materials, catalogues, billing records, sales and promotional literature and manuals (“Books and Records”), provided that the Debtor shall be permitted to keep originals or copies of all Books and Records as are reasonably necessary for the Debtor to fulfill its fiduciary and administrative duties, including, without limitation, tax preparation, claims reconciliation, and the winding up of its affairs (the “Excluded Books and Records”), provided further that, notwithstanding any retention of any Excluded Books and Records, the Debtor shall not have or retain any proprietary interest in any Intellectual Property nor any Excluded Books and Records of or pertaining to any Intellectual Property; and

(h) To the extent not described above or listed as Excluded Assets, all other Collateral.

EXHIBIT 1.6(ii)

ASSIGNMENT OF PATENTS

WHEREAS, FyreStorm, Inc. (a/k/a Fyre Storm, Inc.), a Delaware corporation (the “Debtor”), with its principal place of business located at 255 San Geronimo Way, Sunnyvale, CA, 95085, is the owner of the entire right, title and interest in and to the Patents and Patent Applications (as defined below);

WHEREAS, the Debtor is indebted to Horizon Technology Funding Company LLC, a Delaware limited liability company (“Horizon”), Sand Hill Venture Debt III, LLC, a Delaware limited liability company (“Sand Hill” and, together with Horizon, the “Lenders”), which hold security interests in substantially all of the Debtor’s property, including the Patents and Patent Applications;

WHEREAS, the Debtor is currently in default of its obligations to the Lenders pursuant to the terms of a Venture Loan and Security Agreement between the Lenders and the Debtor dated as of August 18, 2006 (as amended, modified, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Lenders are entitled to exercise their remedies under the Loan Agreement and applicable law, including a disposition by public sale of all or part of the Lenders’ collateral pursuant to Sections 9610, 9617 and other applicable sections of the Uniform Commercial Code as presently enacted in the State of California (including, to the extent applicable, the Uniform Commercial Code as enacted in any other state) (the “Code”), with the proceeds of such sale to be applied as required by the Purchase Agreement (as defined below) and the Code;

WHEREAS, the Lenders have sold the Patents and Patent Applications and other assets (collectively, the “Purchased Assets”) by public sale to Exar Corporation, a Delaware corporation, having a principal place of business at 48720 Kato Road, Fremont, CA, 94538 (the “Buyer”) by and pursuant to that certain Agreement for Public Sale of Purchased Assets of FyreStorm, Inc. dated as of January 31, 2008 by and between the Lenders and the Buyer (the “Purchase Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have meanings given them in the Purchase Agreement.;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the Purchase Price bid at the Public Sale by the Buyer, the receipt and sufficiency of which is hereby acknowledged, the Lenders, through the Public Sale, do hereby sell, assign, transfer and set over unto the Buyer, its successors and assigns, the Debtor’s and the Lenders’ entire right, title and interest in and to all patents and patent applications, including without limitation those listed on Schedule A hereto, and any continuation, divisional, continuations-in-part, reissues, extensions, re-examinations or substitutions relating thereto, and any foreign applications based in whole thereon or claiming the benefit thereof; and any United States or foreign patents issued on any of the foregoing; all file histories and physical and electronic documentation, including, without limitation, all invention disclosures, prosecution papers, notes, drawings, reports, flow charts, instructions, manuals, notebooks and memoranda, that directly relate to such patents or patent applications (the foregoing, collectively, the “Patents and Patent Applications”), the same to be held and enjoyed by the Buyer for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, to the end of the term or terms for which said patents are or may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by the Debtor, if this assignment and sale had not been made; together with all rights, credits, judgments, choses in action, rights of set-off and any and all other claims of every type and nature of, for or arising from or relating to past, present or future infringement or claims for royalties, and any and all other rights to enforce or protect any rights constituting or relating to any of the Patents and Patent Applications, claims for damages by reason of past, present or future infringement of said patents or for past, present or future royalties or other compensation for such use, with the right to sue for such damages, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives.

AND, the Lenders do hereby authorize and request competent authorities to issue any Letters Patent as shall be granted upon said patent applications to the Buyer and its successors and assigns.

Except for the representations and warranties set forth in Section 3.1 of the Purchase Agreement, which representations and warranties are expressly incorporated herein by reference, (a) the Purchased Assets are being sold “as is and where is” and the Lenders make no, and hereby disclaim any, representation or warranty to the Buyer with respect to the Purchased Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability or fitness for a particular purpose, and (b) there is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition. Without limiting the generality of the foregoing, the Lenders make no representation or warranty, express or implied, as to the validity or utility of the Purchased Assets, the status of any issued patents or registered trademarks or any applications for patents or trademarks, whether transfer documentation executed by the Lenders and the Buyer is sufficient to transfer title to Intellectual Property registered in foreign jurisdictions, whether the Intellectual Property or any use thereof infringes on the rights of others, whether any intent-to-use trademark applications are assignable, or whether any license agreements and other contracts are assignable. Further, there is no warranty as to the existence, location or condition of any tangible assets constituting Purchased Assets.

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IN WITNESS WHEREOF, the Lenders have caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

LENDER: HORIZON TECHNOLOGY FUNDING COMPANY LLC

By:
Name: Robert D. Pomeroy, Jr. Title: Managing Member

State of                         )

County of                     ) ss

On this              day of February, 2008, before me appeared Robert D. Pomeroy, to me personally known who, being duly sworn, did depose and say that he is the Managing Member of HORIZON TECHNOLOGY FUNDING COMPANY LLC, the Delaware limited liability company named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware limited liability company; and said Robert D. Pomeroy acknowledged said instrument to be the free and authorized act and deed of said Delaware limited liability company.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, the Lenders have caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

LENDER: SAND HILL VENTURE DEBT III, LLC

By:
Name: Christopher Barber Title: Managing Member

State of                     )

County of                 ) ss

On this              day of February, 2008, before me appeared Christopher Barber, to me personally known who, being duly sworn, did depose and say that he is the Managing Member of SAND HILL VENTURE DEBT III, LLC, the Delaware limited liability company named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware limited liability company; and said Christopher Barber acknowledged said instrument to be the free and authorized act and deed of said Delaware limited liability company.

Notary Public

My Commission Expires:

The undersigned FyreStorm, Inc. (a/k/a Fyre Storm, Inc.), hereby acknowledges and consents and agrees to the assignment and conveyance of the Patents and Patent Applications pursuant to this Assignment of Patents.

IN WITNESS WHEREOF, the Debtor has caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

DEBTOR: FYRESTORM, INC.

By:
Name: Title:

State of                         )

County of                     ) ss

On this              day of February, 2008 before me appeared                     , to me personally known who, being duly sworn, did depose and say that he is the                      of FYRESTORM, INC., the Delaware corporation named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware corporation; and said                      acknowledged said instrument to be the free and authorized act and deed of said Delaware corporation.

Notary Public

My Commission Expires:

EXHIBIT 1.6(iii)

ASSIGNMENT OF TRADEMARKS

WHEREAS, FyreStorm, Inc. (a/k/a Fyre Storm, Inc.), a Delaware corporation (the “Debtor”), with its principal place of business located at 255 San Geronimo Way, Sunnyvale, CA, 95085, is the owner of the entire right, title and interest in and to the Trademarks and Trademark Applications (as defined below);

WHEREAS, the Debtor is indebted to Horizon Technology Funding Company LLC, a Delaware limited liability company (“Horizon”), Sand Hill Venture Debt III, LLC, a Delaware limited liability company (“Sand Hill” and, together with Horizon, the “Lenders”), which hold security interests in substantially all of the Debtor’s property, including the Trademarks and Trademark Applications;

WHEREAS, the Debtor is currently in default of its obligations to the Lenders pursuant to the terms of a Venture Loan and Security Agreement between the Lenders and the Debtor dated as of August 18, 2006 (as amended, modified, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Lenders are entitled to exercise their remedies under the Loan Agreement and applicable law, including a disposition by public sale of all or part of the Lenders’ collateral pursuant to Sections 9610, 9617 and other applicable sections of the Uniform Commercial Code as presently enacted in the State of California (including, to the extent applicable, the Uniform Commercial Code as enacted in any other state) (the “Code”), with the proceeds of such sale to be applied as required by the Purchase Agreement (as defined below) and the Code;

WHEREAS, the Lenders have sold the Trademarks and Trademark Applications and other assets (collectively, the “Purchased Assets”) by public sale to Exar Corporation, a Delaware corporation, having a principal place of business at 48720 Kato Road, Fremont, CA, 94538 (the “Buyer”) by and pursuant to that certain Agreement for Public Sale of Purchased Assets of FyreStorm, Inc. dated as of January 31, 2008 by and between the Lenders and the Buyer (the “Purchase Agreement”);

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the Purchase Price bid at the Public Sale by the Buyer, the receipt and sufficiency of which is hereby acknowledged, the Lenders, through the Public Sale, do hereby sell, assign, transfer and set over unto the Buyer, its successors and assigns, the Debtor’s and the Lenders’ entire right, title, and interest in and to all trademarks and trademark applications of the Debtor, including without limitation those listed on Schedule A hereto, and all file histories and documentation, including, without limitation, all trademark search results, clearance studies and watch notices that relate to such trademarks and trademark applications, and all associated goodwill associated with any of the foregoing (the foregoing, collectively, the “Trademarks and Trademark Applications”); together with all rights, credits, judgments, choses in action, rights of set-off and any and all other claims of every type and nature of, for or arising from or relating to past, present or future infringement, disparagement or claims for royalties, and any and all other rights to enforce or protect any rights constituting or relating to any of the Trademarks and Trademark Applications, with the right to sue for such damages, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors and assigns together with all goodwill of the Debtor in connection with which the aforesaid Trademarks and Trademark Applications have been used.

Except for the representations and warranties set forth in Section 3.1 of the Purchase Agreement, which representations and warranties are expressly incorporated herein by reference, (a) the Purchased Assets are being sold “as is and where is” and the Lenders make no, and hereby disclaim any, representation or warranty to the Buyer with respect to the Purchased Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability or fitness for a particular purpose, and (b) there is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition. Without limiting the generality of the foregoing, the Lenders make no representation or warranty, express or implied, as to the validity or utility of the Purchased Assets, the status of any issued patents or registered trademarks or any applications for patents or trademarks, whether transfer documentation executed by the Lenders and the Buyer is sufficient to transfer title to Intellectual Property registered in foreign jurisdictions, whether the Intellectual Property or any use thereof infringes on the rights of others, whether any intent-to-use trademark applications are assignable, or whether any license agreements and other contracts are assignable. Further, there is no warranty as to the existence, location or condition of any tangible assets constituting Purchased Assets.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Lenders have caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

LENDER: HORIZON TECHNOLOGY FUNDING COMPANY LLC

By:
Name: Robert D. Pomeroy, Jr. Title: Managing Member

State of                         )

County of                     ) ss

On this              day of February, 2008, before me appeared Robert D. Pomeroy, to me personally known who, being duly sworn, did depose and say that he is the Managing Member of HORIZON TECHNOLOGY FUNDING COMPANY LLC, the Delaware limited liability company named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware limited liability company; and said Robert D. Pomeroy acknowledged said instrument to be the free and authorized act and deed of said Delaware limited liability company.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, the Lenders have caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

LENDER: SAND HILL VENTURE DEBT III, LLC

By:
Name: Christopher Barber Title: Managing Member

State of                         )

County of                     ) ss

On this              day of February, 2008, before me appeared Christopher Barber, to me personally known who, being duly sworn, did depose and say that he is the Managing Member of SAND HILL VENTURE DEBT III, LLC, the Delaware limited liability company named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware limited liability company; and said Christopher Barber acknowledged said instrument to be the free and authorized act and deed of said Delaware limited liability company.

Notary Public

My Commission Expires:

The undersigned FyreStorm, Inc. (a/k/a Fyre Storm, Inc.), hereby acknowledges and consents and agrees to the assignment and conveyance of the Trademarks and Trademark Applications pursuant to this Assignment of Trademarks.

IN WITNESS WHEREOF, the Debtor has caused this instrument to be executed by its duly authorized officer this              day of February, 2008.

DEBTOR: FYRESTORM, INC.

By:
Name: Title:

State of                         )

County of                     ) ss

On this              day of February, 2008 before me appeared                     , to me personally known who, being duly sworn, did depose and say that he is the                      of FYRESTORM, INC., the Delaware corporation named in and which executed the foregoing instrument; and that said instrument was signed on behalf of said Delaware corporation; and said                      acknowledged said instrument to be the free and authorized act and deed of said Delaware corporation.

Notary Public

My Commission Expires: